UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

LF Capital Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware	001-41071	86-2195674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1909 Woodall Rodgers Freeway, Suite 500
Dallas, Texas, 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 740-6105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LFACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	LFAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LFACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, Scott Reed, President, Chief Executive Officer and Director of LF Capital Acquisition Corp. II (the “Company”) resigned from the board of directors (the “Board”), effective immediately. In connection with such resignation, Mr. Reed also resigned as the President and Chief Executive Officer of the Company. Mr. Reed’s decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Reed will continue to serve as an advisor to the Company. Elias Farhat, who is also a member of the Board, has been appointed as the Chief Executive Officer, effective immediately.

On March 13, 2023, the Company announced that Djemi Traboulsi, who serves as Senior Vice President and Managing Director of the Company, was appointed to the Board, to serve until the 2024 annual meeting of stockholders of the Company and until his successor is elected and qualified.

Mr. Traboulsi served as a member of LF Capital Acquisition Corp.’s board of directors from its inception through the completion of its business combination with Landsea Homes in January 2021. Mr. Traboulsi served as President of Capital E Advisors, Inc., Capital E Group’s U.S. private equity and real estate research arm, from 2005 to 2022. Mr. Traboulsi served as Managing Director of Kenmar Capital Advisors (formerly Kenmar Advisory Corp.), an alternative asset manager, from 1991 to 2001. Prior to 1991, Mr. Traboulsi held various M&A and corporate finance positions with Mabon, Nugent & Co., an international investment bank and brokerage firm. Mr. Traboulsi earned his bachelor’s degree in business administration from the American University of Paris, and he attended the Leonard N. Stern School of Business at New York University. Mr. Traboulsi’s extensive experience in business and investing in and advising companies qualifies him to serve on the Company’s board of directors.

There is no arrangement or understanding between Mr. Traboulsi and any other person pursuant to which Mr. Traboulsi was elected as a director of the Company, and there are no transactions in which Mr. Traboulsi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LF Capital Acquisition Corp. II

Date: March 14, 2023		/s/ Elias Farhat
	Name:	Elias Farhat
	Title:	Chief Executive Officer